Exhibit 99.1

Reliance Global Group Signs LOI to Sell Altruis Benefit Consulting for $11 Million in Cash

Transaction Expected to Generate Approximately $7.6 Million of Aggregate Incremental Cash
After Retiring 100% of the Company’s Term Debt

All-Cash, Non-Dilutive Transaction Would Support Continued Investment in the Company’s
Proprietary AI Platform and RELI Exchange InsurTech Operations

LAKEWOOD, N.J., August 3, 2026 (GLOBE NEWSWIRE) — Reliance Global Group, Inc. (Nasdaq: EZRA) (“Reliance,” “EZRA” or the “Company”), an InsurTech company leveraging artificial intelligence, cloud computing and advanced technologies to transform the insurance agency/brokerage industry, today announced that it has entered into a non-binding letter of intent (the “LOI”) to sell substantially all of the operating assets of its Altruis Benefit Consulting (“Altruis”) subsidiary, a Michigan-based health insurance agency and benefits consulting business, for $11 million in cash. The transaction would transform the Company’s balance sheet, retiring all of its term debt while adding a substantial amount of cash, without issuing a single share of stock. The LOI is non-binding, and there can be no assurance that definitive agreements will be executed or that the proposed transaction will be completed on the terms described, on the contemplated timeline, or at all.

Key Terms and Expected Impact

●	$11 million in cash for a single subsidiary. Reliance would retain its proprietary AI platform, RELI Exchange and its other insurance operations. Approximately $9.35 million would be paid at closing, with $1.65 million held in an interest-bearing escrow account, the remaining balance of which, plus accrued interest, would be released to the Company 18 months after closing.

●	Approximately $7.6 million of incremental cash. After fully repaying its Oak Street Funding term loan — the Company’s only term debt of approximately $4.4 million. The transaction is expected to generate approximately $7.6 million of incremental cash in the aggregate: approximately $5 million of net proceeds at closing, before transaction expenses and any taxes; approximately $1.0 million of cash released from restriction as loan collateral; and $1.65 million upon release of the indemnification escrow 18 months after closing.

●	Zero dilution. The entire purchase price is payable in cash — not buyer stock, not a seller note, not an earnout.

●	Interest expense eliminated. Repaying the term loan would eliminate the entire principal and interest expense— approximately $1 million annually — making that cash available for operations and growth.

●	Targeted closing. The parties are targeting a closing within the next 60 days, subject to customary closing conditions.

Strategic Rationale

The proposed sale would mark a significant step in the portfolio strategy Reliance launched in 2025: monetizing mature insurance distribution assets and redeploying that capital into the Company’s future growth opportunities. Altruis is a profitable, well-run business that has grown under Reliance’s ownership, and the proposed price reflects the value the Company built there. With the proceeds, Reliance would fund the continued build-out of its AI platform, launched in July 2026, and its RELI Exchange InsurTech network, while retaining its other insurance operations and their recurring commission revenue.

“We believe that this proposed transaction speaks for itself: an $11 million all-cash price for one of our subsidiaries underscores the value of the business we have built at Reliance,” said Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group. “ If completed, this sale would allow us to convert a portion of that value into cash and put it to work in the areas we believe offer the greatest growth potential — our AI platform and our RELI Exchange network.”

“If completed as contemplated, Reliance would emerge with no term debt, a substantially stronger cash position, and not one new share issued,” Mr. Beyman continued. “Very few companies of our size get the opportunity to reset their balance sheet this decisively without dilution. We intend to move quickly toward definitive agreements and a targeted closing, and we look forward to updating shareholders on our progress.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (Nasdaq: EZRA) is an InsurTech company leveraging artificial intelligence, cloud computing and advanced technologies to transform the insurance agency/brokerage industry. Through its growing portfolio of proprietary AI solutions and insurance operations, the Company is focused on enhancing operational efficiency, improving customer experiences and creating long-term shareholder value. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact and may be identified by the use of words or expressions such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “target,” “project,” “potential,” or similar expressions, or by discussions of strategy, plans or intentions. Forward-looking statements in this press release include, without limitation, statements regarding: the proposed sale of substantially all of the operating assets of Altruis Benefit Consulting; the negotiation and execution of definitive agreements; the anticipated purchase price and its relationship to the Company’s market capitalization; the expected net cash proceeds and the aggregate incremental cash expected to be generated by the proposed transaction; escrow arrangements, post-closing adjustments and timing of any closing; the Company’s intended use of proceeds, including the repayment of its outstanding term debt and the anticipated release of restricted cash; the anticipated effects of the proposed transaction on the Company’s cash position, interest expense, capital structure and financial flexibility; the Company’s strategy of monetizing mature insurance distribution assets and redeploying capital; and the continued development, deployment and potential commercialization of the Company’s proprietary artificial intelligence platform and its RELI Exchange InsurTech platform.

These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by these forward-looking statements.

Such risks and uncertainties include, without limitation: that the LOI is non-binding as to the proposed transaction terms and either party may discontinue negotiations at any time for any reason or no reason; the risk that definitive agreements are not negotiated or executed; the risk that the buyer’s due diligence is not completed to its satisfaction; the risk that the buyer is unable to obtain financing for the transaction on acceptable terms or at all; the risk that required carrier appointments are not continued or transferred; the risk that existing liens are not released or that required lender, landlord, regulatory or other third-party consents and releases, or board or other required approvals, are not obtained; the risk that closing conditions are not satisfied or waived, or that the transaction is delayed beyond the targeted closing date or terminated; the risk that the final purchase price, escrow amounts or working capital adjustments differ from those described herein; the risk that net proceeds and cash available to the Company are less than anticipated after transaction expenses, income taxes (including any limitation on the Company’s ability to utilize net operating loss carryforwards), escrows and debt repayment; the risk that the lender does not release restricted cash or collateral on the terms or timing anticipated; the fact that the Company’s market capitalization and cash balance fluctuate and comparisons thereto are as of the dates indicated; the loss of the revenue and operating cash flow historically contributed by Altruis and the resulting impact on the Company’s consolidated results of operations; the Company’s ability to maintain compliance with the continued listing standards of The Nasdaq Capital Market; the Company’s ability to access additional capital on acceptable terms, or at all; the development, deployment, market acceptance and potential commercialization of the Company’s proprietary artificial intelligence technologies; competition, regulatory developments and other risks affecting the insurance brokerage and InsurTech industries; and general business, economic, market and geopolitical conditions. Additional information regarding these and other factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, copies of which are available free of charge at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: EZRA@crescendo-ir.com

Media Contact:

Michael Goldberg

michael@mmstratcomms.com

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